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                              CONSULTING AGREEMENT


This AGREEMENT, dated June 1, 1995, is between ATHENA Medical Corporation, a Nevada Corporation, located at 10170 SW Nimbus, Suite H-1, Portland, Oregon 97223 (the Company) and David M. Pitassi, Consultant.

In consideration of their mutual promises and for other good and valuable consideration, the parties agree as follows:
     1. Pitassi agrees to serve as a sales, marketing, product development and manufacturing Consultant to the Company.
     2. Pitassi will to serve as a Consultant and the Company will engage Pitassi as a Consultant for so long as is mutually agreed to by the parties.
     3. This agreement may be terminated by either party with thirty days written notice to the addresses as shown below.
     4. The Company will compensate Pitassi at the rate of $3,000.00 per month for a minimum of one day incurred for efforts which are mutually agreed upon by the parties in advance. Time incurred over and above one day per month will be compensated at the rate of $250 per hour. Additional compensation To Pitassi will be provided in the form of 100,000 warrants for the Company's common stock at its closing price at the date of this agreement. Vesting will be 33% upon 30 days after the date of this agreement; 33% on June 30, 1996; and 33% on June 30, 1997 and assuming Pitassi continues to provide services to the Company at each date of vesting. Discontinuation of services will cause the forfeiture of any warrants which have not vested.

          Pitassi understands the stock underlying these warrants will not be registered with the Securities and Exchange Commission at the date of grant. The Company will use its best efforts to register the stock in a future filing; at dates and in amounts which are in the best interest of the Company and its stockholders.
     5. The Company will reimburse Pitassi for out-of-pocket expenses incurred on behalf of the Company and with the Company's advance approval of those expenses.
     6. This Agreement may not be assigned by either party without the written consent of the other party.
     7. This Agreement shall be governed in accordance with the laws of the state of Oregon.
     8. This Agreement represents the entire agreement of the parties and supersedes prior discussions or understandings between the parties.
     9. Pitassi hereby consents to the disclosure of this Agreement and the terms thereof in any Registration Statement, or other filing, with the Securities and Exchange Commission or as required in other public documents.

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Pitassi, page 2


WITNESS the due execution hereof as of the date first above written.

ATHENA Medical Corporation              David M. Pitassi


By:    /s/  William H. Fleming                 /s/  David Pitassi
     -------------------------------         ---------------------------------
     William H. Fleming, President

     10170 SW Nimbus, Suite H1                 5/23/95
                                             ---------------------------------
     Portland, Oregon 97223
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